UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: (Date of Earliest Event Reported)  September 20, 2011

                            US Highland, Inc.
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        (Exact name of registrant as specified in its charter)


    OKLAHOMA                                      26-4144571
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(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization            Identification Number)

 17424 South Union Avenue, Mounds, OK                  74047
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(Address of principal executive offices)              (Zip Code)

                               918-827-5254
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         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   On September 20, 2011, the sole director appointed Robert Harris as a director of US Highland, Inc.

Mr. Harris brings extensive experience, knowledge and knowhow to the registrant's organization. His 17-year automotive industry experience, financial acumen, along with his public/corporate relations, marketing, and promotional experience are positive assets, which also compliment the registrant's vision.

Since 2007, Mr. Harris has been a senior financial consultant and regional manager for St. James International, an independent investment
consultancy firm headquartered in Malaga Spain.   As national manager
for the Dominican Republic, Mr. Harris spearheaded the setup, formation, and operations of the registrant's first location in the Dominican Republic.

From 2005 to 2007, Mr. Harris founded, established and created a sports entertainment organization called Elite Fighting Federation Ltd. where he served as president. Focusing on the promotion of the mixed martial arts, he built and maintained the sports entertainment company. Mr. Harris has extensive experience building relationships with competitors, managers, corporate partners and provincial Athletic
Commissions.   Since its inception, Mr. Harris has succeeded in
creating strong brand awareness for Elite and has produced multiple sold-out events, all of which have accomplished PPV broadcasts throughout Canada and the USA.

In his previous tenure under the National Fighting Challenge brand, his Canadian events boasted seven consecutive sell-outs and were recognized as a popular networking forum, frequented by some of the city's most successful businessmen.

Prior to his tenure with Saint James International, Mr. Harris was a licensed real estate broker in B.C., Canada from 2004 to 2007 specializing in investment real estate.

Mr. Harris served in management and supervisory capacities with Carter Dodge Chrysler Ltd. from 1992 to 2004. His Parts and service experience involved dealing with clients, corporate accounts, union representatives, Daimler Chrysler Executives and operational staff. Carter was number one in all departments in its dealer group during his tenure.

From 1987 to 1992, Mr. Harris served as a customer service consultant for Chrysler Dealers; Maple Ridge Chrysler Ltd., Plimley Dodge Chrysler Ltd. and Marine Chrysler Ltd.

   Effective September 20, 2011, Bengt Andersson resigned his position as chief executive officer, chief financial officer and sole director of US Highland, Inc. for financial and personal reasons.

On September 20, 2011, John R. Fitzpatrick, III was appointed as chief executive officer and chief financial officer.

Mr. Fitzpatrick brings extensive management experience and organization skills to the registrant. Mr. Fitzpatrick has over 20 years of senior leadership experience in such companies as Hewlett-Packard, Harley-Davidson and Indian Motorcycle Company. Mr. Fitzpatrick was instrumental in the opening of Harley-Davidson's manufacturing plant in Kansas City and led its assembly organization from 1998 to 2000. Mr. Fitzpatrick left Harley-Davidson to become the Vice President of Strategy at the reformation of Indian Motorcycles in Gilroy, California and was promoted to president and chief executive officer shortly after joining the company. Mr. Fitzpatrick returned to Tulsa, Oklahoma and founded LifeGuard America in May of 2001 where he worked for ten years delivering services that dramatically improved the organ, tissue and eye procurement industry.

Mr. Fitzpatrick is a 1978 graduate of the University of Tulsa's Electrical Engineering College and served 12 years as a fighter pilot with Tulsa's 125 Tactical Fighter Squadron graduating Top Gun from the Fighter Weapons Instructor School in 1985. Mr. Fitzpatrick joined the Tulsa Police Reserves I April of 2005 and graduated valedictorian from the Tulsa Police Reserve Academy he has been serving as a Tulsa Police Reserve Officer for the City of Tulsa.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 20, 2011             US Highland, Inc.


                                       By: /s/John R. Fitzpatrick, III
                                           ---------------------------
                                          John R. Fitzpatrick, III
                                          Its:  Chief Executive Officer